Exhibit 10.1

DEBT SETTLEMENT AND MUTUAL RELEASE

Dated as of November 19, 2025

This Debt Settlement and Mutual Release Agreement (the “Agreement”) is entered into as of the date first set forth above (the “Effective Date”) by and among (i) PT Webuy Social Indonesia (“WSI”), (ii) Xue Guo Dong (iii) WEBUY GLOBAL LTD (“Webuy”). Each of WSI, Xue Guo Dong and Webuy may be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, Webuy holds 95% equity interest in WSI and WSI is a direct partially-owned subsidiary of Webuy.

WHEREAS, WSI incurred accounts payables to the following creditors in the aggregate amount of US$614,430.06 (the “Debt”):

These balances are as of November 30, 2025:

1. Shijiazhuang Shengxian Agricultural Products Co., Ltd

Address: 29 Gongye Road, Jinzhou City, Hebei Province, China

Company Reg. No.: 91130183MACK9NY21M
Amount: USD$42,922.50

2. Shenzhen Ruikang Fruits Co., Ltd

Address: Room 318A, 3rd Floor, Building 201, Bu Industrial Zone, No. 3003 Hongli Road, Huahang Community, Huaqiang North Street, Futian District, Shenzhen, China

Company Reg. No.: 91440300MA5GYGH83P

Amount: USD$4,693.00

3. Guangxi Coldfresh Internationals Trade Co., Ltd

Address: No.1, Ground Floor, Office Building, 100 meters south of the southwest corner of Zhijiang Road, Xingbin District, Laibin city, Guangxi, China

Company Reg. No: 91451302MA5PWKDQ37

Amount: USD$25,558.12

4. Xiamen Jiayun Fruit Industry Co., Ltd

Address: Unit 01A, 6th Floor, Building B, Free Trade Financial Center Project, No.1 Yunan Fourth Road, Xiamen Area (Bonded Zone), China (Fujian) Pilot Free Trade Zone

Company Reg. No: 91350200MADAL0NF3L

Amount: USD$59,975.86

5. Zhejiang Duohao Trading Co., Ltd

Address: No. 404-1, 99 Building, Jinxiu Street Shuangta Street Jiangshan City Quzhou City, Zhejiang Province, China

Company Reg. No.: 91330881MA7HRCD91G

Amount: USD$60,047.97

6. Fujian Liangguo Import and Export Trade Co., Ltd

Address: 369 Hubin Road, Taocheng Town, Yongchun County, Quanzhou City, Fujian Province, China

Company Reg. No.: 91350525MABX7F428K

Amount: USD$3,650.96

7. Fujian Quanzhou Liangda Import and Export Trade Co., Ltd

Address: Room 101, No. 256-1 Chengdong Street, Taocheng Town, Yongchun County, Fujian Province, China

Company Reg. No.: 91350525MADP8YYG7K

Amount: USD$14,281.30

8. PT. Barokah Buah Segar

Address: Jalan Warung Jati Barat Nomor 39, Desa/Kelurahan Kalibata, Kec. Pancoran Kota Jakarta Selatan Indonesia

Company Reg. No.: 1255852

Amount: USD$403,300.35

WHEREAS, the above creditors have appointed Xue Guo Dong (PRC ID No. xxxxxxxxxxx), a natural person residing in People’s Republic of China, to receive settlement on their behalf.

WHEREAS, Xue Guo Dong entered into a debt assignment agreement with the creditors on November 21, 2025, under which Xue Guo Dong shall be entitled to the Debt in the amount of $614,430.06 in its entirety.

WHEREAS, Webuy intends to settle the Debt in the amount of US$614,430.06 on behalf of WSI by issuing restricted Class A ordinary shares (the “Restricted Shares”) to Xue Guo Dong.

WHEREAS, the Parties now wish to settle the Debt in a total amount of US$614,430.06 subject to the terms and conditions as set forth herein.

NOW, THEREFORE, in consideration of the premises and of the terms and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1.	Conversion of Debt into Equity Interest. Effective as of the Effective Date, the Parties acknowledge and agree that the Debt is hereby converted into equity interest in Webuy and shall be of no further force or effect and, to the extent payable, shall be deemed paid in full.

Issuance of Shares. Webuy shall issue 391,357 Restricted Shares, valued at US$1.57 per share, which is the closing price as reported by Nasdaq on November 18, 2025, to Xue Guo Dong. The Restricted Shares shall be duly authorized, fully paid and non-assessable.

The Parties acknowledge and agree that:

(a) The Restricted Shares have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws.

(b) The issuance is made in reliance on an exemption from registration under the Securities Act, including Section 4(a)(2) and/or Regulation S, as applicable.

(c) The Restricted Shares shall be “restricted securities” within the meaning of Rule 144 under the Securities Act and may not be sold, transferred, pledged or otherwise disposed of unless (i) pursuant to an effective registration statement, or (ii) pursuant to an applicable exemption from registration, including Rule 144.

(d) Xue Guo Dong acknowledges that Webuy has no obligation to register the Restricted Shares, and Webuy makes no promise or commitment to file any registration statement with respect to such Restricted Shares.

2.	Mutual Release. Upon completion of the requirement contained in Section 2 hereof, the Parties, on behalf of themselves and their respective direct or indirect predecessors, successors, parent companies, divisions, subsidiaries, agents, affiliates, subrogees, insurers, trustees, trusts, administrators, representatives, personal representatives, legal representatives, transferees, assigns and successors in interest of assigns, and any firm, trust, corporation, partnership, and the respective consultants, employees, legal counsel, officers, directors, managers, shareholders, stockholders, owners of any of the foregoing (collectively, in such capacity, the “Releasors”), in consideration of completion of the items contained in Section 1 above, hereby remise, release, acquit and forever discharge the other Party and their agents, transferees, consultants, employees, legal counsel, successors, assigns, successors in interest of assigns, subrogees, insurers, trustees, trusts, administrators, fiduciaries and representatives, legal representatives, personal representatives and any firm, trust, corporation or partnership (collectively, in such capacity, the “Releasees”), of and from any and all federal, state, local, foreign and any other jurisdiction’s statutory or common law claims (including claims for contribution and indemnification), causes of action, complaints, actions, suits, defenses, debts, sums of money, accounts, covenants, controversies, agreements, promises, losses, damages, orders, judgments, professional liability actions, and demands of any nature whatsoever, in law or equity, known or unknown, of any kind, including, but not limited to, claims or other legal forms of action or from any other conduct, act, omission or failure to act, whether negligent, intentional, with or without malice, that the Parties ever had, now have, may have, may claim to have, or may hereafter have or claim to have, against the other Party, from the beginning of time up to and including the date hereof. The releases contained in this Agreement shall not operate to release obligations under this Agreement.

3.	Full Satisfaction. Upon issuance of the Shares, the Debt as of the date of such payment shall be deemed fully satisfied.

4.	No Action. The Parties covenant and agree not to commence or prosecute any action or proceeding against the other Party based on any claims released by the Parties pursuant hereto.

5.	Representation. Webuy represents and warrants as follows:

(a)	Webuy is a company duly organized, validly existing and in good standing under the laws of the Cayman Islands.

(b)	Webuy has the full power, authority and legal right to assign and transfer the Debt and to execute, deliver and perform this Agreement.

(c)	Webuy has duly authorized, executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Xue Guo Dong and WSI, this Agreement constitutes the legal, valid and binding agreement of Webuy, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium and other laws relating to or affecting the enforcement of creditor’ rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

WSI represents and warrants as follows:

(a)	WSI is a company duly organized, validly existing and in good standing under the laws of Indonesia.

(b)	WSI has the full power, authority and legal right to assign and transfer the Debt to Webuy and to execute, deliver and perform this Agreement.

(c)	WSI has duly authorized, executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Webuy and Xue Guo Dong, this Agreement constitutes the legal, valid and binding agreement of WSI, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium and other laws relating to or affecting the enforcement of creditor’ rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(d)	As of the date hereof, the outstanding principal balance of the Debt is US$614,430.06 and there is no interest.

Xue Guo Dong represents and warrants as follows:

(a)	Xue Guo Dong is natural persons residing in People’s Republic of China.

(b)	Xue Guo Dong has the full power, authority and legal right to execute, deliver and perform this Agreement.

(c)	Xue Guo Dong has duly authorized, executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Webuy and WSI, this Agreement constitutes the legal, valid and binding agreement of Xue Guo Dong, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium and other laws relating to or affecting the enforcement of creditor’ rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(d)	As of the date hereof, the outstanding principal balance of the Debt is US$614,430.06 and there is no interest.

6.	Choice of Law. This Agreement and any documents to be executed in connection herewith shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York, without giving effect to the choice of law provisions.

7.	Amendments; Modifications; Counterparts. This Agreement shall not be modified, amended, supplemented, or otherwise changed except by a writing signed by all Parties. This Agreement may be executed in counterparts. The execution of this Agreement and the transmission thereof by facsimile or e-mail shall be binding on the Party signing and transmitting same by facsimile or e-mail fully and to the same extent as if a counterpart of this Agreement bearing such Party’s original signature has been delivered.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto knowingly and voluntarily executed this Agreement as of the Effective Date.

WEBUY GLOBAL LTD

By:	/s/ Bin Xue
Name:	Bin Xue
Title:	Chief Executive Officer and Chairman of the Board

PT Webuy Social Indonesia

By:	/s/ Qilong Lin
Name:	QiLong Lin
Title: Director

Xue Guo Dong

/s/ Xue Guo Dong